Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Trustees of
BB&T Variable Insurance Funds:

In planning and performing our
audits of the financial statements
of BB&T Variable Insurance Funds -
BB&T Large Cap Value Fund, BB&T Mid
Cap Growth Fund, BB&T Large Company
Growth Fund BB&T Capital Manager
Equity Fund, BB&T Special
Opportunities Equity Fund and BB&T
Total Return Bond Fund ("the Funds")
for the periods ended December 31,
2004, we considered their internal
control, including control activities
for safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.
The management of BB&T Variable
Insurance Funds is responsible for
establishing and maintaining internal
control. In fulfilling this
responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls. Generally,
controls that are relevant to an audit
pertain to the entity's objective of
preparing financial statements for
external purposes that are fairly
presented in conformity with
accounting principles generally
accepted in the United States of
America. Those controls include the
safeguarding of assets against
unauthorized acquisition, use,
or disposition.
Because of inherent limitations in
internal control, error or fraud
may occur and not be detected. Also,
projection of any evaluation of
internal control to future periods
is subject to the risk that it may
become inadequate because of changes
in conditions or that the
effectiveness of the design and
operation may deteriorate.
Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under the standards
of the Public Company Accounting
Oversight Board (United States).
A material weakness is a significant
deficiency, or combination of
significant deficiencies, that results
in more than a remote likelihood
that a material misstatement of the
annual or interim financial statements
will not be prevented or detected.
However, we noted no matters
involving internal control and its
operation, including controls for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of December 31, 2004.
This report is intended solely for
the information and use of management
and the Board of Trustees of the
Funds and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.

KPMG LLP

Columbus, Ohio
February 11, 2005